Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Harris Corporation

We are aware of the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-228829) and related Prospectus of Harris Corporation for the registration of shares of its common stock of our reports dated October 26, 2018 and January 30, 2019 relating to the condensed consolidated interim financial statements of Harris Corporation that are included in its Forms 10-Q for the quarters ended September 28, 2018 and December 28, 2018.

/s/ Ernst & Young LLP

Orlando, Florida
February 14, 2019